SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

SYNBIOTICS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 0-11303

California	95-3737816
(State or other jurisdiction of incorporation )	(I.R.S. Employer Identification No.)

11011 Via Frontera San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 451-3771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 1.02.	Termination of a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 30, 2005, we restructured our unsecured contractual obligations which arose in conjunction with our 1998 patent litigation settlement with Barnes-Jewish Hospital (“BJH”). The unsecured contractual obligations consisted of $1,000,000 due in July 2005, and $1,500,000 due in July 2006. We did not make the July 2005 payment when it came due, and the $1,000,000 obligation began to bear interest at 10.5% per annum. Our nonpayment also gave BJH the right to terminate the settlement agreement; if they had done so, the $1,500,000 would have become immediately due, and the entire $2,500,000 would have begun bearing interest at 10.5%. In August 2005, we paid BJH $50,000 of principal in cash against the July 2005 contractual obligation, leaving a total outstanding principal balance immediately prior to the restructuring of $2,450,000.

In conjunction with the restructuring, we issued an unsecured promissory note to BJH in the amount of $600,000 (the “BJH Note”) for a portion of the July 2005 contractual obligation, and BJH sold the remaining July 2005 contractual obligation principal balance of $350,000 and the $1,500,000 July 2006 contractual obligation to Remington Capital, LLC (“Remington”). We simultaneously issued an unsecured promissory note to Remington in the amount of $350,000 (the “Remington Note”) in exchange for the transferred $350,000 obligation. These transfers were deemed effective as of July 29, 2005, thereby eliminating any payment default and any accrual of interest at 10.5%.

Pursuant to the BJH Note, we made an immediate principal payment of $100,000 to BJH on August 30, 2005, and the remaining $500,000 of the BJH Note bears interest at a fixed rate of 6% per annum, and is payable in blended quarterly installments of principal and interest, from October 28, 2005 to January 28, 2008, of $54,000. The Remington Note bears interest at a fixed rate of 6% per annum, and is payable in quarterly payments of interest only, from October 28, 2005 to January 28, 2008, of $5,000, and blended quarterly installments of principal and interest, from April 28, 2008 to January 28, 2015, of $15,000. The $1,500,000 July 2006 contractual obligation sold by BJH to Remington remains unchanged and has a stated due date of July 2006. However, Remington has agreed not to receive or demand any payments of principal or to apply any default interest rate on the July 2006 obligation before the earlier of January 28, 2008 or when the BJH Note is paid in full. The July 2006 contractual obligation bears no interest before July 2006.

On August 30, 2005, we also entered into a corresponding amendment of our Credit Agreement and the related Loan Documents with Jerry L. Ruyan. These agreements were assigned to Mr. Ruyan by Comerica Bank, and the Fifth Amendment reflects the assignment.

On August 30, 2005, Comerica Bank sold to Jerry L. Ruyan the remaining $500,000 of principal under a secured promissory note issued by us. We simultaneously restructured this obligation by (in exchange for the prior promissory note to Comerica Bank, dated September 1, 2004, which was attached as Exhibit 4.4.7 to our Current Report on Form 8-K dated September 27, 2004) amending our credit agreement and issuing a revised promissory note to Mr. Ruyan with a principal amount of $500,000 (the “Ruyan Note”) The Ruyan Note bears interest at a fixed rate of 7.25% per annum, and is payable in blended monthly installments of principal and interest, from September 1, 2005 to August 1, 2011, of $9,000. The Ruyan Note is secured by substantially all of our assets.

Remington is indirectly owned 100% by Jerry L. Ruyan, Thomas A. Donelan and Christopher P. Hendy (collectively “Redwood”). Redwood is our controlling shareholder, controlling 48% of our common stock currently outstanding and 87% of our Series C preferred stock currently outstanding (which in total represents 58% of the voting power of our currently outstanding voting securities). Mr. Donelan and Mr. Hendy constitute two of the three members of our board of directors.

Item 9.01.	Financial Statements and Exhibits.

c)	Exhibits

4.4.10	Fifth Amendment to Credit Agreement and Loan Documents between the Registrant and Jerry L. Ruyan (successor of Comerica Bank), dated August 30, 2005.

4.4.11	$500,000 Promissory Note from the Registrant to Jerry L. Ruyan, dated August 30, 2005.

4.7	Promissory Note from the Registrant to Barnes-Jewish Hospital, dated August 30, 2005.

4.8	Promissory Note from the Registrant to Remington Capital, LLC, dated August 30, 2005.

10.69.1	Framework Agreement among Barnes-Jewish Hospital, Remington Capital, LLC and the Registrant, dated August 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNBIOTICS CORPORATION

Date: August 31, 2005	/s/ Keith A. Butler
Keith A. Butler
Vice President - Finance and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM 8-K

UNDER

SECURITIES EXCHANGE ACT OF 1934

SYNBIOTICS CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit
4.4.10	Fifth Amendment to Credit Agreement and Loan Documents between the Registrant and Jerry L. Ruyan (successor of Comerica Bank), dated August 30, 2005.

4.4.11	$500,000 Promissory Note from the Registrant to Jerry L. Ruyan, dated August 30, 2005.

4.7	Promissory Note from the Registrant to Barnes-Jewish Hospital, dated August 30, 2005.

4.8	Promissory Note from the Registrant to Remington Capital, LLC, dated August 30, 2005.

10.69.1	Framework Agreement among Barnes-Jewish Hospital, Remington Capital, LLC and the Registrant, dated August 30, 2005.